Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (Nos. 2-83780, 2-81019, 33-42536, 33-65077, 33-54045, 333-40991, 333-55667, 333-55669, 333-57774, 333-147057, 333-147059, 333-173830, 333-182155, 333-182156 and 333-186361) and Form S-3ASR (No. 333-182121) of Carpenter Technology Corporation of our report dated August 18, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
August 18, 2016